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                                                                    EXHIBIT 3.01


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                            OFFICE CENTRE CORPORATION

       Under Sections 242 and 245 of the Delaware General Corporation Law

                  OFFICE CENTRE CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), does hereby certify that:

                  1. The name of the Corporation is OFFICE CENTRE CORPORATION.

                  2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 21, 1996.

                  3. This Restated Certificate of Incorporation was duly authorized and adopted by the Board of Directors of the Corporation and duly approved and adopted by the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                  4. The text of the Corporation's Certificate of Incorporation, as heretofore amended, is hereby restated and amended to read as set forth in full herein:

                  FIRST: The name of the Corporation is OFFICE CENTRE
CORPORATION.

                  SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington 19805, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 50,001,000 shares of capital stock, of which 1,000 shares shall be of a class designated "Preferred Stock," par value $1.00 per share, and 50,000,000 shares shall be of a class designated "Common Stock," par value $.001 per share.




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                  1. COMMON STOCK.

                           Each holder of Common Stock shall be entitled to vote
                  at any time on matters presented to the stockholders of the Corporation for their approval, adoption or authorization and shall have one vote for each share of Common Stock held of record by him. Unless prevented by applicable law, all shares of Common Stock shall vote as a single class on all matters requiring the approval of the stockholders of the Corporation.

                           Each holder of Common Stock shall be entitled to
                  dividends ratably with all other shares of Common Stock outstanding when, if and as such dividends are declared and paid. The Corporation shall not make any payment on Common Stock, effect any split of Common Stock, or allocate any benefit or preference to Common Stock, except in proportion to the total number of shares of Common Stock then outstanding.

                  2. PREFERRED STOCK.

                           The Preferred Stock may be issued from time to time
                  in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized herein.

                           Authority is hereby vested in the Board of Directors
                  of the Corporation to issue from time to time the Preferred Stock as Preferred Stock of any series and, in connection with the creation of each such series, to fix by resolution or resolutions providing for the issuance of shares thereof the voting rights, if any, the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, of such series to the full extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware, in respect of the matters set forth in the following paragraphs (a) through (e) inclusive:

                                    (a) the liquidation value to which each
                           share shall be entitled and the preference, if any, in relation to any other series or class of securities of the Corporation;

                                    (b) whether such shares shall be convertible
                           into Common Stock and if so, the ratio of conversion expressed in whole and/or fractional shares of Common Stock and the terms and conditions thereof;



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                                    (c) the number of votes, if any, to which
                           each share shall be entitled;

                                    (d) whether such shares may be called in and
                           retired or be otherwise subject to redemption (including redemption through the operation of a sinking fund, purchase fund or retirement fund) and if so, the terms and conditions thereof; and

                                    (e) the dividend, if any, for such shares
                           stated in an amount per share, together with the terms and conditions relating to the declaration and payment of such dividend and the preference, if any, in relation to any other series or class of securities of the Corporation.

                           In addition to the foregoing, the Board of Directors
                  may, in its discretion, assign to such Preferred Stock, in connection with each issuance thereof, such other terms, conditions, restrictions, limitations, rights and privileges as it may deem appropriate.

                  FIFTH: The Corporation is to have perpetual existence.

                  SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them, and/or between this Corporation and its stockholders or any class of them, in any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver of receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                  SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:




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              (a) 1. The number of directors of the Corporation shall be fixed as provided in the by-laws of the Corporation (the "By-Laws"). The directors shall be divided into three classes, each class to contain as near as possible to one-third (1/3) of the whole number of directors of the Board of Directors so fixed in the By-Laws, and, except as otherwise provided by statute, in the case of any increase in the number of directors fixed as provided in the By-Laws, such increase shall be apportioned among the classes of directors so as to maintain each class as near as possible to one-third of the whole number of directors as so increased. The initial term of office for members of the first class shall expire at the annual meeting of stockholders next following; the initial term for members of the second class shall expire at the annual meeting of stockholders one year thereafter; and the initial term for members of the third class shall expire at the annual meeting of stockholders two years thereafter. At the expiration of the initial term, and of each succeeding term of each class, the directors of each class shall be elected to serve for a term of three years. The By-Laws may contain any provision regarding classification not inconsistent with the terms hereof.

                  2. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  3. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote for the election of directors.

                  4. Notwithstanding anything contained in the Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article SEVENTH (a).

              (b) The Board of Directors shall have power, without the assent or vote of the stockholders:




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                  1. To make, alter, amend, change, add to or repeal the By-
         Laws of the Corporation as set forth therein; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                  2. To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the Corporation (other than the stockledger) or any of them, shall be open to the inspection of the stockholders.

              (c) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

              (d) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called only by the Board of Directors, upon not less than 10 nor more than 60 days' written notice. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article SEVENTH (d).

              (e) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any By-Laws from time to time made by the stockholders;



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         provided, however, that no By-Laws so made shall invalidate any prior act of the directors which would have been valid if such By-Law had not been made.

         EIGHTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of ss.102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         NINTH: The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended, from time to time, indemnify all persons whom it may indemnify pursuant thereto.

         TENTH: From time to time any of the provisions of this restated certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this restated certificate of incorporation are granted subject to the provisions of this Article TENTH.

         ELEVENTH: (a) 1. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in section (b) of this Article ELEVENTH:

                  a. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                  b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more; or

                  c. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or




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                  d. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

                  e. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

         shall require the affirmative vote of the holders of (i) at least 80% of the then outstanding shares of Common Stock of the Corporation entitled to vote generally in the election of directors voting together as a single class; and (ii) at least 66% of the then outstanding shares of each series of Preferred Stock then issued and outstanding, each such series of Preferred Stock voting separately and having one vote for each share of Preferred Stock issued and outstanding. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                           2. The Term "Business Combination" as used in this
                  Article ELEVENTH shall mean any transaction which is referred to in any one or more of clauses (a) through (e) of paragraph 1 of this Section (a).

         (b) The provisions of Section (a) of this Article ELEVENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

         (c) For the purposes of this Article ELEVENTH:

                  1. A "person" shall mean any individual, firm, corporation or other entity.

                  2. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:




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                           a. is the beneficial owner, directly or indirectly,
                  of more than 10% of the voting power of the outstanding Voting Stock; or

                           b. is an Affiliate of the Corporation and at any time
                  within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

                           c. is an assignee of or has otherwise succeeded to
                  any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  3. A person shall be a "beneficial owner" of any Voting Stock:

                           a. which such person or any of its Affiliates or
                  Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                           b. which such person or any of its Affiliates or
                  Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

                           c. which are beneficially owned, directly or
                  indirectly, by any person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                  4. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph 2 of this Section (c), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph 3 of this Section
         (c) but shall not include any of the shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.




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                  5. "Affiliate" or "Associate" shall have the respective
         meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

                  6. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation PROVIDED, HOWEVER, that for the purposes of the definition of Interested Stockholder set forth in paragraph 2 of this Section (c), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                  7. "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

                  8. "Fair Market Value" means:

                           a. In the case of stock, the highest closing bid
                  quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and

                           b. In the case of property other than cash or stock,
                  the fair market value of such property on the date in question as determined by the Board in good faith.

         (d) The directors of the Corporation shall have the power and duty to determine for the purposes of this Article ELEVENTH, on the basis of information known to them after reasonable inquiry:

                  1. whether a person is an Interested Stockholder;

                  2. the number of shares of Voting Stock beneficially owned by any person;

                  3. whether a person is an Affiliate or Associate of another;



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                  4. whether the assets which are the subject of any Business
         Combination have, or to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

         (e) Nothing contained in this Article ELEVENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         (f) Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of 80% or more of the voting power of the shares of the then outstanding shares of each class entitled to vote under Section a hereof, voting separately, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article ELEVENTH of this Certificate of Incorporation .

         IN WITNESS WHEREOF, I have hereunto set my hands as of this 15TH day of APRIL, 1998.


                                          OFFICE CENTRE CORPORATION



                                          By: /s/Robert J. Gillon, Jr.
                                              ----------------------------------
                                                    Name:  Robert J. Gillon, Jr.
                                                    Title: President



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